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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

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                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                Date of Report (Date of earliest event reported):

                                 OCTOBER 1, 1996

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                   CHARTER COMMUNICATIONS INTERNATIONAL, INC.

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                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


            33-25129-LA                                 84-1097751
       (Commission File No.)                         (I.R.S. Employer
                                                    Identification No.)
       17100 EL CAMINO REAL
            SUITE 100
         HOUSTON, TEXAS
      (Address of principal                                77058
        executive offices)                               (Zip Code)

    Registrant's telephone number, including area code:  (713) 486-8337

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                 (Former address, if changed since last report)

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                       INFORMATION INCLUDED IN THIS REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 1, 1996, Articles of Merger were filed with the Secretary of State of Georgia pursuant to which Charter Communications International, Inc., a Nevada corporation (the "Registrant"), through its wholly owned subsidiary WorldLink Acquisition Corp., a Georgia corporation ("Merger Sub"), acquired WorldLink Communications, Inc., a Georgia corporation ("WorldLink") in a reverse triangular merger. The filing of the Articles of Merger and the consummation of the acquisition were pursuant to an Acquisition Agreement between Charter and WorldLink (the "Acquisition Agreement") a copy of which is attached hereto, and an Agreement and Plan of Merger between WorldLink and Merger Sub, a copy of which is attached hereto. In the merger, WorldLink was the surviving corporation and succeeded to all the properties, liabilities, rights and obligations of Merger Sub. The transaction will be accounted for as a purchase.

     The consideration paid to the former shareholders of WorldLink in the merger consisted of 1,850,000 shares of common stock, $.00001 par value per share ("Common Stock"), of the Registrant issued in a private placement exempt from registration under applicable federal and state securities laws. The shares of Common Stock issued in the transaction are, therefore, "restricted" securities and the certificates representing such shares bear legends prohibiting their transfer except pursuant to an effective registration under applicable federal and state securities laws or a valid exemption therefrom. The shares of Common Stock of the Registrant issued to the former shareholders of WorldLink equals approximately 8% of the total issued and outstanding Common Stock of the Company after taking into account the consummation of the transaction. The amount of consideration paid to the former shareholders of WorldLink was determined through arms-length negotiations.

     WorldLink had approximately thirteen shareholders at the time of its acquisition. Among WorldLink's shareholders were Taracon, Inc., and First Southeastern, Inc. Taracon, Inc., is a corporation owned and controlled by Patrick E. Delaney. Mr. Delaney is (and was prior to the merger) a director and the Chief Financial Officer of the Registrant. Taracon, Inc., owned 60 shares of WorldLink stock and received 109,251 shares of Common Stock of the Registrant in the exchange for such shares. First Southeastern, Inc., is a corporation owned and controlled by Stephen E. Raville. Mr. Raville is (and was prior to the merger) Chairman of the Board of Directors and a stockholder of the Registrant. First Southeastern, Inc., owned 120 shares of WorldLink stock and received 218,503 shares of Common Stock of the Registrant in the exchange for such shares.

     WorldLink is a switched based reseller of long distance service which uses debit cards to market its services. The principal executive offices of WorldLink are located at 4360 Chamblee Dunwoody Road, Suite 430, Atlanta, Georgia 30341. The Registrant intends that WorldLink will continue to employ its properties and personel in such business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statement of business acquired:

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     It is not practicable at this time for the Registrant to provide the financial information required in response to this Item 7. The Registrant will provide such financial information as soon as practicable and, in any event, within 60 days of the date hereof.

     (b)  PRO FORMA financial information:

     It is not practicable at this time for the Registrant to provide the pro forma financial information required in response to this Item 7. The Registrant is in the process of preparing the pro forma financial information required pursuant to Item 310(d) of Regulation S-B and will file such financial statements under cover of Form 8-K as soon as practicable and, in any event, within 60 days of the date hereof.

     (c) Exhibits:

          The following exhibits have been furnished in accordance with the provisions of Item 601 of Regulation S-B.

     Exhibit 2.01 - Agreement and Plan of Merger
     Exhibit 2.02 - Acquisition Agreement

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: October 14, 1996


                        CHARTER COMMUNICATIONS INTERNATIONAL, INC.


                        By:  /s/  DAVID G. OLSON
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                             David G. Olson, Chief Executive Officer



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